UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

SLIDE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42707	87-1554861
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4221 W. Boy Scout Blvd.

Suite 200

Tampa, Florida 33607

(713) 927-4538

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLDE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2025, Slide Insurance Holdings, Inc. (the “Company”) completed its initial public offering (the “IPO”) of an aggregate of 24,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), consisting of 16,666,667 shares of Common Stock sold by the Company and 7,333,333 shares of Common Stock sold by certain selling stockholders, at a price to the public of $17.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-287556), as amended (the “Registration Statement”). The gross proceeds to the Company from the IPO were $283,333,339, before deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company did not receive any proceeds from the sale of shares of Common Stock in the IPO by the selling stockholders.

In connection therewith and with the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

•

a Registration Rights Agreement, dated as of June 20, 2025, by and among the Company and the other persons and entities party thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference;

•

a Stockholders Agreement, dated as of June 20, 2025, by and among the Company, and the persons party thereto, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein under “Certain Relationships and Related Party Transactions—Registration Rights Agreement“ and “Certain Relationships and Related Party Transactions—Shareholders’ Agreement” respectively, which description is also incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2025, in connection with the IPO, Andrew Wright and Beth W. Bruce were appointed to the board of directors of the Company (the “Board”). Mr. Wright and Ms. Bruce are independent directors. Effective June 20, 2025, Mr. Wright and Ms. Bruce were also appointed to the Board’s (i) Audit Committee, (ii) Compensation Committee, with Mr. Wright serving as chair of the Compensation Committee, and (iii) Nominating and Corporate Governance Committee. Biographical information regarding Mr. Wright and Ms. Bruce has previously been reported by the Company in the Registration Statement relating to the IPO under the section titled “Management” and is incorporated herein by reference.

Other than the foregoing, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2025, in connection with the closing of the IPO, the Company filed its amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and its amended and restated bylaws (the “Bylaws”) became effective, in connection with the closing of the IPO. As described in the Registration Statement, the Company’s Board and stockholders previously approved the amendment and restatement of these documents to be effective immediately prior to the closing of the IPO. A description of certain provisions of the Certificate of Incorporation and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to the full text of (1) the Certificate of Incorporation filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference. The descriptions and forms of the Certificate of Incorporation and Bylaws are substantially the same as the descriptions set forth in, and forms filed as exhibits to, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Slide Insurance Holdings, Inc.

3.2	Amended and Restated Bylaws of Slide Insurance Holdings, Inc.

10.1	Registration Rights Agreement, dated as of June 20, 2025*

10.2	Stockholders Agreement, dated as of June 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

In accordance with Item 601(b)(10) of Regulation S-K, certain provisions or terms of the Agreement have been redacted. The Company will provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLIDE INSURANCE HOLDINGS, INC.

Date: June 20, 2025	By:	/s/ Jesse Schalk
	Name:	Jesse Schalk
	Title:	Chief Financial Officer